Exhibit 1.1

Execution Version

€600,000,000

KELLOGG COMPANY

1.250% Senior Notes due 2025

Underwriting Agreement

March 2, 2015

HSBC Bank plc

J.P. Morgan Securities plc

Merrill Lynch International

As representatives of the Several Underwriters

c/o	HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Ladies and Gentlemen:

Kellogg Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), €600,000,000 aggregate principal amount of its 1.250% Senior Notes due 2025 (the “Securities”). The Securities will be issued pursuant to an Indenture, dated as of May 21, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-181377), including a prospectus (the “Basic Prospectus”), relating to the debt securities to be issued from time to time by the Company. The

Registration Statement (as defined below) is an “automatic shelf registration statement,” as defined in Rule 405 of the Act, that automatically became effective not more than three years prior to the date hereof. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement;” and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement, if any, specifically relating to the Securities together with the Basic Prospectus. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of this Underwriting Agreement which are deemed to be incorporated by reference therein. For purposes of this Underwriting Agreement, the term “Effective Time” means each effective date of the Registration Statement with respect to the offering of Securities, as determined for purposes of Section 11 of the Securities Act.

At or prior to 9:48 A.M., New York City time, on March 2, 2015 (the “Time of Sale”), the Company will prepare certain information (collectively, the “Time of Sale Information”) which information will include the Preliminary Prospectus and which will be identified in Schedule 2 hereto for such offering of Securities as constituting part of the Time of Sale Information.

2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters named in Schedule 1 hereto, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a purchase price equal to 99.503% of the principal amount of the Securities, plus accrued interest, if any, from March 9, 2015 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The net purchase price for all the Securities to be purchased as provided herein will be paid by the Representatives to the Company at 10.00 A.M. (London time) on March 9, 2015 or at such other time and/or date as the Company and the Representatives may agree (the “Closing Date”), with any transfer taxes payable in connection with the sale of the Securities to be duly paid by the Company, against delivery of a global certificate (the “Registered Global

Certificate”), duly executed and registered in the name of The Bank of New York Depository (Nominees) Limited, as nominee, and in or substantially in the form provided in the Indenture, to The Bank of New York Mellon (London Branch), as common depositary (the “Common Depositary”) for Euroclear Bank S.A./N.V. (“Euroclear”) and for Clearstream Banking, société anonyme (“Clearstream”) and the registration of the holdings of the Securities represented by the Registered Global Certificate in the register maintained by the registrar for the Securities. The Registered Global Certificate will be made available for inspection by the Representatives not later than 12:00 P.M., New York time, on the business day prior to the Closing Date.

(c) Against delivery of the Registered Global Certificate, the Representatives will, on the Closing Date, give instructions to the Common Depositary to arrange for the payment to the Company on the Closing Date of the net purchase price for the Securities as aforesaid.

(d) The Company acknowledges and agrees that the Underwriters named in the Underwriting Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in the Underwriting Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the Company’s knowledge, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act or (ii) the information contained in or omitted from the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives specifically for inclusion therein. The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale and at the Closing Date did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 2 hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange

Act, and any further documents so filed and incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act; and the documents incorporated by reference in the Registration Statement and the Prospectus, when read together with the other information in the Registration Statement and the Prospectus, at the time filed did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) No Material Adverse Effect. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any material adverse change, or any development that would reasonably be likely to result in a material adverse change, in the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, whether or not in the ordinary course of business (a “Material Adverse Change”), in each case, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.

(f) Organization and Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of Kellogg USA Inc., Kellogg Company of Great Britain Limited and Keebler Foods Company (collectively, the “Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify, to have been duly incorporated or to be in existence or good standing would not have a Material Adverse Effect.

(g) Capitalization. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except for shares necessary to qualify directors or to maintain any minimum number of stockholders required by law or are immaterial to the Company’s ability to control such Significant Subsidiary) are or, at the Closing Date will be, owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except (i) as described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that are immaterial to the Company and the Significant Subsidiaries taken as a whole.

(h) Due Authorization. This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(i) The Indenture. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(j) The Securities. The Securities have been duly authorized and, when issued and authenticated in the manner provided for in the Indenture and delivered as provided herein, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, will be entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(k) Descriptions of Documents. The Indenture and the Securities will each conform, in all material respects, to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus.

(l) No Violation or Default. The issue and sale of the Securities and the compliance by the Company and the Significant Subsidiaries, as applicable, with all of the provisions of the Securities, the Indenture, this Underwriting Agreement and the consummation of the transactions contemplated herein and therein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of the Significant Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which the Company or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, except where any such conflict, breach, violation, default, creation or imposition (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company and the Significant Subsidiaries to perform their respective obligations hereunder; nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company, or the charter or bylaws of the Significant Subsidiaries; nor will such action result in any violation of the provisions of any statute or law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Significant Subsidiaries or any of their properties, except where any such violation (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company and the Significant Subsidiaries to perform their respective obligations hereunder.

(m) No Consents Required. No consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of the Significant Subsidiaries or any of their properties is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by the Indenture and this Underwriting Agreement, except for such consents, approvals, authorizations, orders, registrations, filings or qualifications which shall have been obtained or made prior to the Closing Date or as may be required by the securities or blue sky laws of the various states, the Securities Act, the Trust Indenture Act and the securities laws of any jurisdiction outside the United States in which the Securities are offered.

(n) Legal Proceedings. Other than as set forth in the Registration Statement, the Time of Sale Information or the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated under this Underwriting Agreement or the Indenture; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(o) PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP, who have audited certain financial statements of each of the Company and its subsidiaries and delivered their reports with respect to the audited financial statements of each of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(p) Financial Statements. The financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of each of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply in all material respects as to form with the applicable accounting requirements of the Securities Act and the Exchange Act, as applicable, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the captions “Selected Consolidated Financial Data” and “Capitalization” in the Time of Sale Information and the Prospectus fairly present in all material respects, the information included therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus presents fairly the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q) Disclosure Controls. The Company maintains required “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and the Company’s “disclosure controls and procedures” are designed to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(r) Accounting Controls. The Company “maintains a system of internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; as of January 3, 2015 the Company’s internal control over financial reporting is effective and, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not aware of any changes in its internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, its internal control over financial reporting.

(s) Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(t) Compliance with Environmental Laws. Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(u) Title to Intellectual Property. The Company and the Significant Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted free and clear of any material security interests, claims, liens or encumbrances, except as would not reasonably be expected to have a Material Adverse Effect or as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus; and none of the Intellectual Property, to the knowledge of the Company, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other person to the extent that such conflict has or would reasonably be expected to have a Material Adverse Effect.

(v) Investment Company. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Information and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w) No Stabilization. (i) Neither the Company nor any of its affiliates nor any person acting on its or their behalf (other than the Underwriters, as to whom the Company makes no representation) has taken, directly or indirectly, any action designed to cause or that constituted or that might reasonably be expected to cause or constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; (ii) the Company has not issued and will not issue, without the prior consent of the Representatives, on behalf of the Underwriters, any press or other public announcement referring specifically to the proposed issue of, or the terms of, the Securities unless the announcement adequately discloses that stabilizing action may take place in relation to the Securities (but only to the extent required by laws, regulators or guidelines (including the United Kingdom’s Financial Conduct Authority Handbook) applicable to the Company, the Underwriters, the Representatives or any other entity undertaking stabilization in connection with the issue of the Securities) and the Company authorizes the Representatives to make all appropriate disclosure in relation to stabilization instead of the Company.

(x) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(y) Status Under the Securities Act. The Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act (A) at the time of filing the Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purpose of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus filed pursuant to the Securities Act), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act; and the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act at the earliest time after the filing of the Registration Statement that the Company or any Underwriter made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Filings with the Commission. The Company will file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act. The

Company will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule 3 to the Underwriting Agreement) to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second day succeeding the date of this Underwriting Agreement in such quantities as the Representatives may reasonably request. If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters and (ii) subject to paragraph (d), promptly take such action as shall be necessary to permit the public offering and sale of the Securities to continue as soon as practicable after receipt of such notice.

(b) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(c) Delivery of Copies. The Company will deliver, without charge, to each Underwriter during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus (if applicable) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(d) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(e) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus

Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(f) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(g) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(h) Blue Sky Compliance. The Company will arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits in any jurisdiction where it is not now so subject or subject themselves to taxation in any such jurisdiction where it is not then so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(i) Book-Entry. The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through Clearstream and Euroclear.

(j) Clear Market. The Company will not during the period from the date hereof through and including the Closing Date, without the prior written consent of the Representatives, offer, sell, contract to sell, grant any other option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities and commercial paper).

(k) No Stabilization. (i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; (ii) the Company will not issue, without the prior consent of the Representatives, on behalf of the Underwriters, any press or other public announcement referring specifically to the proposed issue of, or the terms of, the Securities unless the announcement adequately discloses that stabilizing action may take place in relation to the Securities (but only to the extent required by laws, regulators or guidelines (including the United Kingdom’s Financial Conduct Authority Handbook) applicable to the Company, the Underwriters, the Representatives or any other entity undertaking stabilization in connection with the issue of the Securities).

(l) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds.”

(m) Earning Statement. The Company will make generally available to its security holders as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

(n) Filing of Exchange Act Documents. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period.

(o) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(p) Listing. The Company will use its reasonable best efforts to cause the Securities to be listed for trading on the New York Stock Exchange (“NYSE”) as promptly as practicable after the issuance of the Securities.

(q) Stabilization. In connection with the issuance of the Securities, the Company hereby authorizes one or more of the Underwriters (each a “Stabilizing Manager” and, together, the “Stabilizing Managers”) (or any person acting on behalf of the Stabilizing Managers) to over-allot securities or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail in accordance with applicable laws and regulations. However, the Company acknowledges and agrees that there is no assurance that a Stabilizing Manager (or persons acting on behalf of a Stabilizing Manager) will undertake stabilization action. The Company hereby acknowledges and agrees that any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the Stabilizing Manager.

5. Certain Agreements of the Underwriters. Each Underwriter hereby makes the representations and warranties set forth in Annex A hereto.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission, and no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Underwriting Agreement shall be true and correct in all material respects on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Underwriting Agreement, and prior to the Closing Date, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) and no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrade), its rating of the Company’s debt securities.

(d) No Material Adverse Effect. Subsequent to the execution and delivery of this Underwriting Agreement, or, if earlier, the date of the latest financial statements included in the Time of Sale Information and the Prospectus, there has not been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to market the Securities as contemplated by this Underwriting Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, (i) the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) the other representations and warranties of the Company in this Underwriting Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Underwriting Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion of In-House Counsel for the Company. Gary H. Pilnick, Senior Vice President, General Counsel, Corporate Development and Secretary of the Company, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

(h) Opinion of Counsel for the Company. Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(i) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion of Mayer Brown LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k) Clearance. The Securities shall be eligible for clearance and settlement through Clearstream and Euroclear.

(l) Listing. On or prior to the Closing Date, an application for the listing of the Securities shall have been submitted to the NYSE.

(m) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Underwriting Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that (i) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or are caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the

Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the information in the last paragraph on the cover page of the Prospectus, the information in the table on Page S-35 listing the “Underwriters,” the “Principal Amount of Notes” and in the third, sixth and seventh paragraphs and the fifth sentence of the ninth paragraph under the caption “Underwriting” beginning on page S-35 of the Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Underwriting Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market or minimum prices shall have been established on the New York Stock Exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or by European Union authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or a member of the European Union of a national emergency or war or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is so material and adverse as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Underwriting Agreement, the Time of Sale Information and the Prospectus.

9. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Underwriting Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Underwriting Agreement, the term “Underwriter” includes, for all purposes of this Underwriting Agreement unless the context otherwise requires, any person not listed in this Underwriting Agreement that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Underwriting Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Underwriting Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the copying and distribution of the Indenture and the preparation of the certificates representing the Securities; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof and the listing of the Securities on the NYSE; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of any Preliminary Prospectus Supplement, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Underwriting Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the securities or blue sky laws of such jurisdictions as the Representatives may designate (including filing fees) and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) any fees charged by securities rating services for rating the Securities; (x) the fees and expenses of the Trustee and any agent of the Trustee, including any paying agent, and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (xi) all expenses and application fees incurred in connection with any filing with, and clearance of any offering by the Financial Industry Regulatory Authority, Inc.; (xii) all fees and expenses (including reasonable fees and expenses of counsel) in connection with the approval of the Securities by Clearstream and Euroclear for book-entry transfer; and (xiii) all other costs and expenses incurred by the Company incident to the performance by the Company of its obligations hereunder. It is understood, however, that except as provided in this Section 10 and Section 7, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.

(b) If (i) this Underwriting Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Underwriting Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Underwriting Agreement and the offering contemplated hereby.

11. Stabilization. If an Underwriter (or persons acting on its behalf), in connection with the distribution of the Securities, offers Securities in excess of the aggregate principal amount to be issued or effects transactions with a view to supporting the market price of the Securities at levels other than those which might otherwise prevail in the open market, such person(s) shall not in doing so be deemed to act as an agent of the Company. The Company will not as a result of any action taken by an Underwriter (or persons acting on its behalf), under this clause be obliged to issue Securities in excess of the aggregate amount of Securities to be issued under this Agreement, nor shall the Company be liable for any loss, or entitled to any profit, arising from any excess offers or stabilization.

12. Agreement Among Managers. By executing this Agreement, each of the Underwriters hereby agrees to be bound by the provisions of the ICMA Agreement Among Managers Version 1 (Fixed-Price Non Equity-Related Issues)/New York Law Schedule (the “AAM”), save that clause 3 of the AAM shall not apply and, in the event of any conflict between the provisions of the AAM and this Agreement, the terms of this Agreement shall prevail. For the purposes of the AAM, “Managers” means the Underwriters and the Representatives shall be “Lead Managers.” “Settlement Lead Manager” and “Stabilizing Manager” means Merrill Lynch International and “Subscription Agreement” means the Underwriting Agreement.

13. Persons Entitled to Benefit of Agreement. This Underwriting Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Underwriting Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Underwriting Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Underwriting Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Underwriting Agreement or any investigation made by or on behalf of the Company or the Underwriters.

15. Certain Defined Terms. For purposes of this Underwriting Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at HSBC Bank plc, 8 Canada Square, London E14 5HQ, United Kingdom, Attention: Transaction Management Group (fax no. +44 (0) 207 905 6128); to J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group (fax No.: +44 (0) 203 493 0682)); and to Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, Attention: Syndicate Desk (fax no.: +44 (0) 207 995 2968). Notices to the Company shall be given to it at One Kellogg Square, Battle Creek, MI 49016-3599, (fax: (269) 565-1266); Attention: General Counsel, or if different, to the address set forth in this Underwriting Agreement.

(c) Governing Law. This Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Underwriting Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Underwriting Agreement.

(f) Counterparts. This Underwriting Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Underwriting Agreement by signing in the space provided below.

Very truly yours,

KELLOGG COMPANY

By:	/s/ Joel A. Vander Kooi
	Name:	Joel A. Vander Kooi
	Title:	Vice President – Treasurer

Accepted: March 2, 2015

By:	HSBC BANK PLC

By:	/s/ Karl Allen
	Name:	Karl Allen
	Title:	Director, Transaction Management Group, EMEA Debt Capital Markets

By:	J.P. MORGAN SECURITIES PLC

By:	/s/ Marc Lewell
	Name:	Marc Lewell
	Title:	Managing Director

By:	MERRILL LYNCH INTERNATIONAL

By:	/s/ John Cavanagh
	Name:	John Cavanagh
	Title:	Managing Director

By:	BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Reyes Bover
	Name:	Reyes Bover
	Title:	Managing Director

By:	/s/ Sandra de las Cavadas
	Name:	Sandra de las Cavadas
	Title:	Director

By:	CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Tom Pauk
	Name:	Tom Pauk
	Title:	Delegated Signatory

By:	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:	/s/ Jasper van Balen
	Name:	Jasper van Balen
	Title:	Director

By:	/s/ Herald Top
	Name:	Herald Top
	Title:	Director

Schedule 1

Underwriters	Principal Amount of Securities

HSBC Bank plc	€180,000,000
J.P. Morgan Securities plc	180,000,000
Merrill Lynch International	180,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	20,000,000
Citigroup Global Markets Limited	20,000,000
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.	20,000,000

Total	€600,000,000

Schedule 2

Time of Sale Information

1.	The term sheet set forth in Schedule 3 hereto.

Schedule 3

€600,000,000

Kellogg Company

1.250% Senior Notes due 2025

Pricing Term Sheet

March 2, 2015

Issuer:	Kellogg Company
Rank:	Senior, Unsecured
Principal Amount:	€600,000,000
Offering Format:	SEC Registered
Maturity Date:	March 10, 2025
Coupon (Interest Rate):	1.250%
Listing:	Kellogg Company intends to apply to list the notes on The New York Stock Exchange under the symbol “K 25”
Price to Public:	99.953%
Yield to Maturity:	1.255%
Spread to Benchmark Bund:	+91.6 bps
Benchmark Bund:	0.500% due February 15, 2025
Benchmark Bund Price and Yield:	101.57; 0.339%
Spread to Mid Swaps:	+57 bps
Mid Swaps Yield:	0.685%
Interest Payment Dates:	Annually on March 10, commencing March 10, 2016 (Note: First coupon payment will be long)
Day Count Convention:	ACTUAL/ACTUAL (ICMA)
Make-Whole Call:	At any time at a discount rate of Comparable Government Bond Rate plus 15 basis points, plus accrued and unpaid interest to the redemption date
Trade Date:	March 2, 2015
Settlement Date:	March 9, 2015 (T+5)
Change of Control Offer to Purchase:	If Kellogg Company experiences a Change of Control Repurchase Event, it will be required, unless it has exercised the right to redeem the notes, to offer to repurchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date
Denominations:	€100,000 and integral multiples of €1,000 in excess thereof
ISIN/Common Code/CUSIP:	XS1199356954 / 0119935695 /487836 BN7
Joint Book-Running Managers:	HSBC Bank plc J.P. Morgan Securities plc Merrill Lynch International
Co-Managers:	Banco Bilbao Vizcaya Argentaria, S.A. Citigroup Global Markets Limited Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling HSBC Bank plc toll free at 1-866-811-8049; J.P. Morgan Securities plc toll free at +44-207-134-2468; or Merrill Lynch International toll free at 1-800-294-1322.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Annex A

Underwriters’ Representations and Warranties

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission or is not required to be retained by the Company pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule 3 or prepared pursuant to Section 3(c) or Section 4(d) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not used and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriters may, at any time, use a term sheet substantially in the form of Schedule 3 hereto without the consent of the Company.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(d) It has not made and will not make an offer of the Securities to the public in a Member State of the European Economic Area (the “EEA” and a “Relevant Member State”) other than:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Underwriters for any such offer; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive.

provided that no such offer of the Securities shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For purposes of the foregoing, the expression an “offer of Securities to the public” in relation to the Securities in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Annex A-1

(e) In connection with the distribution of the Securities,

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) of the United Kingdom) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Annex A-2

Annex B

March 9, 2015

HSBC Bank plc

J.P. Morgan Securities plc

Merrill Lynch International

As representatives of the Several Underwriters

c/o	HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Ladies and Gentlemen:

I am issuing this letter in my capacity as Senior Vice President, General Counsel, Corporate Development and Secretary of Kellogg Company, a Delaware corporation (the “Company”), in response to the requirement in Section 6(g) of the Underwriting Agreement dated March 2, 2015 (the “Underwriting Agreement”), among the Company and the underwriters named in Schedule 1 thereto (the “Underwriters”). Every term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Underwriting Agreement.

In connection with the preparation of this letter, I or members of my staff have among other things read:

(a)	the registration statement on Form S-3 (Registration No. 333-181377) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 14, 2012 (which registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness and including the information incorporated therein by reference, and as constituted at the time it became effective is herein called the “Registration Statement”);

Annex B-1

(b)	the Company’s prospectus dated May 14, 2012 (the “Base Prospectus”), as supplemented by the Company’s prospectus supplement dated March 2, 2015 (the “Prospectus Supplement”) covering the offering by the Company of €600,000,000 of 1.250% Senior Notes due 2025 (the “Securities”) through the Underwriters (which Base Prospectus and Prospectus Supplement, including the information incorporated therein by reference, are herein called the “Prospectus”);

(c)	the Underwriting Agreement;

(d)	the Indenture;

(e)	a specimen certificate for the Securities;

(f)	resolutions adopted by the Company’s Board of Directors on February 20, 2015; and

(g)	certain certificates and other documents delivered today at the closing of the purchase and sale of the Securities under the Underwriting Agreement.

Subject to the assumptions, qualifications and limitations which are identified in this letter, I advise you that:

1.	The Company and each of the Significant Subsidiaries are existing and in good standing under the general corporation law of their respective jurisdictions of incorporation and are qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (in each case to the extent such jurisdictions recognize such concepts), except those in which the failure to be so existing or qualified would not reasonably be expected to have a Material Adverse Effect, and have the corporate power necessary to own and lease their respective properties and to conduct their respective businesses as described in the Time of Sale Information and the Prospectus.

2.	All of the outstanding shares of capital stock of each Significant Subsidiary (i) have been duly authorized and issued, (ii) are fully paid and non-assessable and (iii) are owned of record and, to the extent of my knowledge owned beneficially, directly or indirectly by the Company, free and clear of all liens, claims and encumbrances, except for such liens, claims and encumbrances that are immaterial to the Company and its subsidiaries taken as a whole.

3.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.	The Indenture has been duly authorized, executed and delivered by the Company.

Annex B-2

5.	The Securities have been duly authorized, executed and delivered by the Company.

6.	The execution and delivery of the Underwriting Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”) by the Company and the consummation of the transactions contemplated thereby (including the sale by the Company of the Securities to you in accordance with the Underwriting Agreement) do not (i) violate the charter or by-laws of the Company, (ii) constitute a violation by the Company of any provision of any law or statute or any order, rule or regulation of any court or governmental agency or body applicable to the Company or any of the Significant Subsidiaries or any of their properties (except that I express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation) or (iii) to the extent of my knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of a lien, charge or encumbrance upon any of the property or assets of the Company or any Significant Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any property or assets of the Company or any Significant Subsidiary is subject, except for in the cases of items (ii) and (iii) any such violation, breach or default which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of the Company to perform its obligations under the Transaction Documents.

7.	I have no knowledge of any legal or governmental proceedings pending to which the Company or any of the subsidiaries is a party or of which any property of the Company or any of the subsidiaries is the subject which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement or the Indenture; and I have no knowledge that any such proceedings are threatened or contemplated by governmental authorities or threatened by others.

8.	I have no knowledge of any contract to which the Company is a party or to which any of its property is subject that has caused me to conclude that such contract is required to be described in the Time of Sale Information and the Prospectus but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed.

*********

Except for the activities described in the immediately preceding section of this letter, I have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

I have assumed for purposes of this letter: each document I have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such

Annex B-3

document are genuine; and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter. I have also made other assumptions which I believe to be appropriate for purposes of this letter.

In preparing this letter I have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement and other documents specifically identified at the beginning of this letter as having been read by me; (iii) factual information provided to me by the Company or its representatives; and (iv) factual information I have obtained from such other sources as I have deemed reasonable. I have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph 1, I have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

I confirm that I do not have knowledge that has caused me to conclude that my reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) my knowledge of any particular information or about any information which has or has not come to my attention such advice is based entirely on my conscious awareness and that of the members of my staff referred to above at the time this letter is delivered on the date it bears.

I am admitted to practice in the State of Illinois and my advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of Illinois or the federal law of the United States, except that the opinions in numbered paragraphs 3 through 5, with respect to due authorization, execution and delivery of the Transaction Documents, and paragraph 6(i), with respect to violations of the charter or by-laws of the Company, are based solely on the Delaware General Corporation Law, and represents my opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. None of the opinions or other advice contained in this letter considers or covers: (i) any state securities (or “blue sky”) laws or regulations, (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Registration Statement or the Prospectus or (iii) any rules and regulations of the Financial Industry Regulatory Authority, Inc. relating to the compensation of underwriters. This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in my experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Underwriting Agreement.

Annex B-4

This letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of my opinions or advice, or for any other reason.

This letter may be relied upon by the Underwriters only for the purpose served by the provision in the Underwriting Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent: (i) no person other than the Underwriters may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance. Notwithstanding the foregoing, Kirkland & Ellis LLP may rely upon the opinions set forth in paragraphs 3, 4 and 5 above for purposes of rendering its opinion to you pursuant to Section 6(h) of the Underwriting Agreement to the same extent as if Kirkland & Ellis LLP were an addressee to this letter.

Very truly yours,

Gary H. Pilnick
Senior Vice President, General Counsel, Corporate Development and Secretary

Annex B-5

Annex C

March 9, 2015

HSBC Bank plc

J.P. Morgan Securities plc

Merrill Lynch International

As representatives of the Several Underwriters

c/o	HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Re:	Offering of €600,000,000 of 1.250% Senior Notes due 2025 of Kellogg Company

Ladies and Gentlemen:

We are issuing this letter in our capacity as special counsel for Kellogg Company (the “Company”) in response to the requirement in Section 6(h) of the Underwriting Agreement dated March 2, 2015 (the “Underwriting Agreement”) among the Company and the underwriters named in Schedule 1 thereto (collectively, “you” or the “Underwriters”). Every term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning it is given in the Underwriting Agreement.

In connection with the preparation of this letter, we have among other things read:

(a)

the registration statement on Form S-3 (Registration No. 333-181377) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 14, 2012 (which registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the

Annex C-1

time of its effectiveness and including the information incorporated therein by reference, and as constituted at the time it became effective is herein called the “Registration Statement”);

(b)	the Company’s prospectus dated May 14, 2012 (the “Base Prospectus”), as supplemented by the Company’s prospectus supplement dated March 2, 2015 (the “Prospectus Supplement”) covering the offering by the Company of €600,000,000 of 1.250% Senior Notes due 2025 (the “Securities”) through the Underwriters (which Base Prospectus and Prospectus Supplement, including the information incorporated therein by reference, are herein called the “Prospectus”);

(c)	an executed copy of the Underwriting Agreement;

(d)	an executed copy of the indenture governing the Securities (the “Indenture” and the Indenture, Underwriting Agreement and Securities collectively, the “Transaction Documents”), dated as of May 21, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”);

(e)	a specimen certificate for the Securities;

(f)	resolutions adopted by the Company’s Board of Directors on February 20, 2015;

(g)	copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Securities under the Underwriting Agreement; and

(h)	such other records, certificates and documents as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

1.	We have no knowledge that: (i) any stop order suspending the effectiveness of the Registration Statement has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission; or (ii) any notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been issued. Section 309(a) of the Trust Indenture Act provides that the Indenture shall be deemed to have been qualified under that Securities Act when the Registration Statement became effective under the Securities Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

2.	The Indenture is a valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms.

3.

The Securities, assuming the due execution and delivery thereof by the Company and payment therefor by the Underwriters in accordance with the terms of the Underwriting Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authentication and delivery of the Securities by the Trustee in

Annex C-2

accordance with the Indenture), will constitute “Securities” under the terms of the Indenture, will constitute valid and binding obligations of the Company and will be enforceable against the Company in accordance with their terms.

4.	The information under the heading “Material U.S. Federal Income Tax Considerations” contained in the Time of Sale Information and the preliminary Prospectus Supplement, to the extent that it summarizes laws, governmental rules or regulations or documents referred to therein, is correct in all material respects. For purposes of this letter, “Time of Sale Information” means collectively, the Prospectus and the Pricing Term Sheet attached to the Underwriting Agreement as Schedule 3.

5.	The Indenture and the Securities conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

6.	The Company is not, and immediately after the sale of the Securities to the Underwriters and application of the net proceeds therefrom as described in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” required to be registered under the Investment Company Act of 1940, as amended, or the rules and regulations thereunder.

7.	To our knowledge, the Company was not required to obtain any consent, approval, authorization or order of, any court or governmental agency or body for the issuance, delivery and sale of the Securities under the Transaction Documents or the consummation of the other transactions contemplated by the Underwriting Agreement, except such as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act and the security or blue sky laws of the various states (and the rules and regulations thereunder) or of any jurisdiction outside the United States, as to which we express no opinion in this paragraph.

*********

We have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Underwriting Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

Annex C-3

In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis LLP (Chicago) on the date this letter bears who spent a substantial amount of time representing the Company during the twelve months preceding the date this letter bears.

Each opinion (an “enforceability opinion”) in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. “General principles of equity” include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York, the General Corporation Law of the State of Delaware, or the federal law of the United States where specifically referred to, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. In our opinion, New York state courts would apply New York state law to resolve state law issues arising under the Transaction Documents. We express no opinion as to what law might be applied by any other courts to resolve any issue addressed by our opinion and

Annex C-4

we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise under the Transaction Documents. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. For purposes of the opinions in numbered paragraphs 2 and 3, we have assumed, with your permission and without conducting any research or investigation with respect thereto, the matters opined on in the letters delivered on the date hereof by the Senior Vice President, General Counsel, Corporate Development and Secretary of the Company, including the corporate power of, and the due authorization, execution and delivery of, the Transaction Documents by the Company and the absence of any conflicts or required consents.

None of the opinions or other advice contained in this letter considers or covers: (i) any state securities (or “blue sky”) laws or regulations, (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Registration Statement or the Prospectus or (iii) any rules and regulations of the Financial Industry Regulatory Authority, Inc. relating to the compensation of underwriters. In addition, none of the opinions or other advice contained in this letter covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Documents: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws; or (v) requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents). This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Underwriting Agreement.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

This letter may be relied upon by the Underwriters only for the purpose served by the provision in the Underwriting Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than the Underwriters may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in

Annex C-5

any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours,

KIRKLAND & ELLIS LLP

Annex C-6